Exhibit 99.1

OptimizeRx Reports Second Quarter 2018 Results; Net Revenue Up 78% to Record $5.1 Million, Driving $0.02 EPS

ROCHESTER, Mich., August 7, 2018 — OptimizeRx Corp. (OTCQB: OPRX), a leading global provider of digital health messaging for the pharmaceutical industry, reported results for the second quarter ended June 30, 2018. Quarterly comparisons are to the same year-ago quarter.

Financial Highlights

●	Net revenue increased 78% to a record $5.1 million.

●	Gross margin improved from 44.0% to 56.1%.

●	Operating expense as a percentage of net revenue reduced from 57% to 51%.

●	Net income of $281,000 or $0.02 per diluted share vs. a loss

●	Raised $9 million in private placement

Operational Highlights

●	Up-listed to the Nasdaq Capital Market

●	Signed new pharmaceutical manufacturer brands for distributing digital health messaging through OptimizeRx’s expanding network of EHR channel partners.

●	Partnered with Patient Connect to deliver real-time digital heath messaging at point-of-care across Europe and provide a broader solution set for global brands.

Financial Summary
Net revenue in the second quarter of 2018 increased 78% to a record $5.1 million versus $2.9 million in the same year-ago quarter. The increase was primarily due to growth in OptimizeRx’s two core products of financial and brand messaging, coupled with broader distribution through the company’s new channel partners. The launch of new pharmaceutical brands also contributed to the increase.

Gross margin improved to 56.1% in the second quarter of 2018 from 44.0% in the year-ago quarter. The improvement was due to favorable product mix and reduced revenue share cost. The company remains focused on improving margins, and maintains its gross margin target of at least 55% through the fourth quarter of 2018.

Operating expenses in the second quarter of 2018 were $2.6 million, up from $1.6 million in the same year-ago quarter. The increase was primarily due to additional expenses related to growth initiatives, including expanding the company’s executive and sales team. However, operating expense as a percentage of revenue decreased to 51% as compared to 57% in the same year-ago quarter.

1

Net income for the second quarter of 2018 was $281,000 or $0.02 per diluted share, as compared to a net loss of $362,000 or $(0.04) per share in the year-ago quarter. Profitability was primarily due to the increase in revenue and decrease in operating expense as a percentage of revenue. The company expects to continue to be profitable on a quarterly basis, although one-time expenses related to growth initiatives may result in quarterly fluctuations in profitability.

Cash and cash equivalents totaled $12.0 million at June 30, 2018, as compared to $5.1 million at December 31, 2017. The increase in cash was due to $9.0 million equity raise completed in May 2018. The company has continued to operate debt-free and expects to generate positive cashflow from operations for the remainder of 2018.

Management Commentary

“In Q2, we realized our seventh consecutive quarter of revenue growth and achieved profitability through adding new pharmaceutical brands, growing our digital health messaging revenue and expanding our distribution channels,” said OptimizeRx CEO, William Febbo.

“OptimizeRx continued to be the largest network of its kind, with promotional programs incorporated into more than 50% of the ambulatory market and with more healthcare providers at 'point-of-prescribe' than any other network. This broad market reach provides us a substantial competitive advantage as we continue to grow our core products and pharma customer base. We continue to believe our addressable market is worth well north of $500 million to a billion once the market fully adopts this channel.

“Revenue was up 78% from the year-ago quarter and up 24% sequentially, demonstrating how our low fixed-overhead model continues to support a highly-scalable financial opportunity. This was also evident in our expanding margins. In fact, at 56.1% for the quarter, we surpassed our previously announced gross margin goal of 55%, and we expect to again exceed this goal in the second half of the year.

“For the second half of 2018, we will remain focused on revenue generation from our core products and expanding our channel and partner networks both domestically and internationally. We see this driving continued gross margin improvement as we scale.

“We plan to use a portion of the proceeds from our recent $9.0 million raise to make additional sales and channel investments for expanding further into our core ambulatory market where we continue to demonstrate high ROI for pharma marketing spend. We also plan to further expand into the hospital market, a new channel for us that also represents a significant growth opportunity. In addition, we will increase investment in the underlying technology that powers our solutions and will invest in our data strategy.

“While investments in these growth initiatives may result in quarterly fluctuations in profitability, we expect them to drive further strong topline growth and margin expansion while sustaining our position as the market leader in our space.”

2

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Tuesday, August 7, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-220-8451

International dial-in number: 1-323-794-2590

Conference ID: 9709267

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 28, 2018, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9709267

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

3

OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$12,003,864	$5,122,573
Accounts receivable	2,954,782	2,257,276
Accounts receivable – related party	2,555,931	1,173,614
Prepaid expenses	215,108	255,428
Total Current Assets	17,729,685	8,808,891
Property and equipment, net	152,898	167,305
Other Assets
Patent rights, net	604,820	638,766
Web development and other intangible costs, net	152,381	143,730
Security deposit	5,049	5,049
Total Other Assets	762,250	787,545
TOTAL ASSETS	$18,644,833	$9,763,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$176,940	$457,289
Accrued expenses	828,540	953,947
Revenue share payable	994,142	1,177,136
Revenue share payable – related party	-	447,670
Deferred revenue	845,153	507,160
Total Liabilities	2,844,775	3,543,202
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at June 30, 2018 or December 31, 2017	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 11,556,858 and 9,772,694 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	11,557	9,773
Stock warrants	1,286,424	1,286,424
Additional paid-in-capital	44,915,896	35,287,464
Accumulated deficit	(30,413,819)	(30,363,122)
Total Stockholders’ Equity	15,800,058	6,220,539
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,644,833	$9,763,741

4

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
NET REVENUE
Revenue	$3,192,138	$2,252,222	$5,961,257	$3,652,540
Revenue – Related Party	1,907,336	613,601	3,250,453	1,365,356
TOTAL NET REVENUE	5,099,474	2,865,823	9,211,710	5,017,896
REVENUE SHARE EXPENSE	2,236,751	1,605,534	4,244,842	2,987,267
GROSS MARGIN	2,862,723	1,260,289	4,966,868	2,030,629
OPERATING EXPENSES	2,589,126	1,630,853	4,884,467	3,291,631
INCOME (LOSS) FROM OPERATIONS	273,597	(370,564)	82,401	(1,261,002)

OTHER INCOME (EXPENSE)
Interest income	6,912	9,063	8,929	16,819
Interest expense	-	-	-	-

TOTAL OTHER INCOME (EXPENSE)	6,912	9,063	8,929	16,819

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	280,509	(361,501)	91,330	(1,244,183)

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$280,509	$(361,501)	$91,330	$(1,244,183)

WEIGHTED AVERGE NUMBER OF SHARES OUTSTANDING
BASIC	10,979,086	9,861,257	10,373,326	9,883,648
DILUTED	11,949,593	9,861,257	11,517,604	9,883,648

NET INCOME (LOSS) PER SHARE
BASIC	$0.03	$(0.04)	$0.01	$(0.13)
DILUTED	$0.02	$(0.04)	$0.01	$(0.13)

5

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	For the Six Months Ended June 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	$91,330	$(1,244,183)
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Depreciation and amortization	108,946	141,945
Stock and options issued for services	1,013,822	291,874
Changes in:
Accounts receivable	(2,079,823)	638,602
Prepaid expenses	40,320	(866,333)
Accounts payable	(280,349)	534,743
Revenue share payable	(183,664)	(751,094)
Accrued expenses	(125,407)	(91,981)
Deferred revenue	195,966	650,331
NET CASH USED IN OPERATING ACTIVITIES	(1,218,859)	(696,096)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,593)	(24,599)
Web development and other intangible costs	(56,651)	(81,350)
NET CASH USED IN INVESTING ACTIVITIES	(69,244)	(105,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock for cash	8,169,394	-
Repurchase of common stock and stock payable	-	(390,000)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,169,394	(390,000)
NET CHANGEIN CASH AND CASH EQUIVALENTS	6,881,291	(1,192,045)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,122,573	7,034,647
CASH AND CASH EQUIVALENTS - END OF PERIOD	$12,003,864	$5,842,602

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash issuance of shares to WPP	$447,000	$-

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact:

Ron Both, CMA

Tel (949) 432-7557

Email contact

6